UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sierra Income Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR IMMEDIATE ACTION IS REQUESTED!

Address1
Address2
Address3
Address4	CONTROL NUMBER
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Dear Stockholder:

Please be advised that the Annual Meeting of Sierra Income Corporation has been adjourned until July 21, 2021. Alliance Advisors has been engaged by Sierra Income Corporation to contact you regarding voting on important matters at the Annual Meeting.

Our previous attempts to contact you have been unsuccessful. Your vote is very important. Voting will take only a moment of your time. There are four easy ways to vote:

Phone. We can take you vote over the phone. Just call us at 1-855-737-3180 between the hours of 9:00am and 10:00pm (EDT), Monday through Friday and Saturday and Sunday from 10:00am to 6:00pm

Email. You can email your voting instructions to ginabalderas@allianceadvisors.com. Include your Control Number.

Internet. Vote your proxy on the Internet by going to https://fcrvote.com/SIC/ and following the instructions.

Scan the QR Code above.

1.	Open the camera app on your iPhone or Android phone

2.	Focus the camera on the QR code and Follow the instructions on the top of the screen to complete the action

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Operations Manager